Exhibit (h)(7)(g)

AMENDMENT

TO

AMENDED AND RESTATED
TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Amended and Restated Transfer Agency and Service Agreement (“Amendment”) is effective as of the 28the day of February, 2018, by and among The MainStay Funds, a Massachusetts business trust, and MainStay VP Funds Trust and MainStay Funds Trust, each a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”) and NYLIM Service Company LLC, a Delaware limited liability company, having its principal office and place of business at 30 Hudson Street, Jersey City, New Jersey 07302 (“NSC”).

WHEREAS, the Funds and NSC are parties to an Amended and Restated Transfer Agency and Service Agreement, dated October 1, 2008, as amended (“Agreement”); and

WHEREAS, pursuant to Article 2.01 and Article 11 of the Agreement, the parties hereby wish to amend the Agreement to (i) remove the MainStay Epoch International Small Cap Fund; and (ii) change the names of the MainStay VP Convertible Portfolio and certain Funds as follows:

Fund name	New Fund name, if applicable	Date of change
MainStay California Tax Free Opportunities Fund	MainStay MacKay California Tax Free Opportunities Fund	February 28, 2018
MainStay Common Stock Fund	MainStay MacKay Common Stock Fund	February 28, 2018
MainStay Convertible Fund	MainStay MacKay Convertible Fund	February 28, 2018
MainStay Cornerstone Growth Fund	MainStay MacKay Growth Fund	February 28, 2018
MainStay DefinedTerm Municipal Opportunities Fund	MainStay MacKay DefinedTerm Municipal Opportunities Fund	February 28, 2018
MainStay Emerging Markets Debt Fund	MainStay MacKay Emerging Markets Debt Fund	February 28, 2018
MainStay Emerging Markets Equity Fund	MainStay MacKay Emerging Markets Equity Fund	February 28, 2018
MainStay Government Fund	MainStay MacKay Government Fund	February 28, 2018
MainStay High Yield Corporate Bond Fund	MainStay MacKay High Yield Corporate Bond Fund	February 28, 2018
MainStay High Yield Municipal Bond Fund	MainStay MacKay High Yield Municipal Bond Fund	February 28, 2018
MainStay International Equity Fund	MainStay MacKay International Equity Fund	February 28, 2018
MainStay International Opportunities Fund	MainStay MacKay International Opportunities Fund	February 28, 2018
MainStay New York Tax Free Opportunities Fund	MainStay MacKay New York Tax Free Opportunities Fund	February 28, 2018
MainStay S&P 500 Index Fund	MainStay MacKay S&P 500 Index Fund	February 28, 2018
MainStay Short Duration High Yield Fund	MainStay MacKay Short Duration High Yield Fund	February 28, 2018
MainStay Tax Advantaged Short Term Bond Fund	MainStay MacKay Tax Advantaged Short Term Bond Fund	February 28, 2018
MainStay Tax Free Bond Fund	MainStay MacKay Tax Free Bond Fund	February 28, 2018
MainStay Total Return Bond Fund	MainStay MacKay Total Return Bond Fund	February 28, 2018
MainStay Unconstrained Bond Fund	MainStay MacKay Unconstrained Bond Fund	February 28, 2018
MainStay U.S. Equity Opportunities Fund	MainStay MacKay U.S. Equity Opportunities Fund	February 28, 2018
MainStay VP Convertible Portfolio[1]	MainStay VP MacKay Convertible Portfolio	May 1, 2018

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.          Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.

THE MAINSTAY FUNDS

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and Accounting Officer

MAINSTAY FUNDS TRUST

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and Accounting Officer

MAINSTAY VP FUNDS TRUST

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and Accounting Officer

NYLIM SERVICE COMPANY LLC

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	President

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SCHEDULE A

Effective Date: February 28, 2018
(unless otherwise indicated)

The MainStay Funds

MainStay Income Builder Fund

MainStay Large Cap Growth Fund

MainStay MacKay Common Stock Fund

MainStay MacKay Convertible Fund

MainStay MacKay Emerging Markets Debt Fund

MainStay MacKay Government Fund

MainStay MacKay High Yield Corporate Bond Fund

MainStay MacKay International Equity Fund
MainStay MacKay Tax Free Bond Fund

MainStay MacKay Unconstrained Bond Fund

MainStay MAP Equity Fund

MainStay Money Market Fund

MainStay VP Funds Trust

MainStay VP MacKay Convertible Portfolio – Service Class[1]

MainStay VP MacKay Convertible Portfolio – Service 2 Class[1]

[1] Name change takes effect May 1, 2018.

MainStay Funds Trust

MainStay Absolute Return Multi-Strategy Fund

MainStay Balanced Fund

MainStay Candriam Emerging Markets Equity Fund

MainStay Conservative Allocation Fund

MainStay Cushing MLP Premier Fund

MainStay Cushing Renaissance Advantage Fund

MainStay Cushing Energy Income Fund

MainStay Epoch Capital Growth Fund

MainStay Epoch Global Choice Fund

MainStay Epoch Global Equity Yield Fund

MainStay Epoch International Choice Fund

MainStay Epoch U.S. All Cap Fund

MainStay Epoch U.S. Equity Yield Fund

MainStay Epoch U.S. Small Cap Fund

MainStay Floating Rate Fund

MainStay Growth Allocation Fund
MainStay Indexed Bond Fund

MainStay MacKay California Tax Free Opportunities Fund
MainStay MacKay Emerging Markets Equity Fund

MainStay MacKay Growth Fund

MainStay MacKay High Yield Municipal Bond Fund

MainStay MacKay International Opportunities Fund
MainStay MacKay New York Tax Free Opportunities Fund

MainStay MacKay S&P 500 Index Fund

MainStay MacKay Short Duration High Yield Fund

MainStay MacKay Total Return Bond Fund

MainStay MacKay Tax Advantaged Short Term Bond Fund

MainStay MacKay U.S. Equity Opportunities Fund

MainStay Moderate Allocation Fund

MainStay Moderate Growth Allocation Fund

MainStay Retirement 2010 Fund

MainStay Retirement 2020 Fund

MainStay Retirement 2030 Fund

MainStay Retirement 2040 Fund

MainStay Retirement 2050 Fund

MainStay Retirement 2060 Fund

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